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EXHIBIT 23.1

Michael Johnson & Co., LLC.
Certified Public Accountants
9175 East Kenyon Ave., Suite 100
Denver, Colorado 80237

August 6, 2001

Time Lending, California, Inc.

The above named CPA firm consents to the inclusion in the registration statement on Form SB-2 of our report dated July 6, 2001 and the audited financial statements for Time Lending, California,Inc. for the fiscal year ended June 30, 2001 and to the inclusion of the audited financial statements of Time Financial Services, Inc. for the fiscal years ended June 30, 2000 and 1999.

Michael B. Johnson

/s/ Michael B. Johnson

President